EXHIBIT 4.1


                             OLYMPIC RESOURCES LTD.


                          REGISTRATION RIGHTS AGREEMENT



                                SEPTEMBER 9, 2003






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                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of September 9, 2003 (this "Agreement"), by and among Olympic Resources Ltd., a Wyoming corporation (the "Company"), Whittier Energy Company, a Nevada corporation ("Whittier"), on behalf of its stockholders listed on Schedule A attached hereto (the "Former Whittier Stockholders"), and the Company on behalf of its stockholders listed on Schedule B attached hereto (the "Principal Stockholders," together with the Former Whittier Stockholders, being the "Stockholders").

                                 R E C I T A L S

     A. The Company, Whittier and WEC Acquisition, Inc., a Wyoming corporation and wholly owned subsidiary of the Company, are parties to that certain Agreement dated July 8, 2003 (the "Omnibus Agreement"), wherein the Company and Whittier (on behalf of its stockholders) agreed to enter into a registration rights agreement as a condition to the closing of the transaction contemplated in the Omnibus Agreement (the "Merger");

     B. The registration rights agreement, as described in the Omnibus Agreement, shall provide for the registration of all or a portion of the Company's common stock, no par value (the "Common Stock") held by each of the Former Whittier Stockholders and the Principal Stockholders (the "Registrable Securities") in the event the Company registers shares of its Common Stock under the Securities Act; and

     C. The Company has agreed to provide to the Stockholders the limited registration rights set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Blackout Period" shall mean, with respect to a registration of Common Stock in a Public Offering, a period not in excess of 90 calendar days in any calendar year during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration, if any, would be seriously detrimental to the Company and its stockholders.

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

          (c) "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such

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     individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

          (d) "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (e) "Public Offering" means the Company's sale of its Common Stock in a bona fide, firm commitment underwriting for cash pursuant to an effective registration statement under the Securities Act.

          (f) "Piggyback Rights" means those rights provided to the Stockholders of Registrable Securities pursuant to Section 3.1 of this Agreement.

          (g) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

          (h) "Registrable Securities" means (i) the Common Stock to be acquired by the Former Whittier Stockholders as a result of the Merger, (ii) the Common Stock held by the Principal Stockholders as of the date hereof, and
     (ii) the Common Stock held by the Principal Stockholders as a result of the lawful exercise of warrants and options held by the Principal Stockholders as of the date hereof; provided, however, that "Registrable Securities" shall not include (i) any Common Stock that has been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (ii) any Common Stock sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (iii) any Common Stock that is at the time subject to an effective registration statement under the Securities Act.

          (i) "Registration Expenses" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 3, 4 and 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses and up to $25,000 of the fees and disbursements for one outside counsel for the Initiating Stockholders requesting registration.

          (j) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

          (k) "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     2. Term. This Agreement shall continue in full force and effect for a period of four (4) years from the Effective Date.

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     3. Registration.

          (a) Piggyback Registration. If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Stockholders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Stockholders written notice thereof (and in no event shall such notice be given less than 30 calendar days prior to the filing of such registration statement), and shall include in such registration (and any related qualification under blue sky laws or other compliance) (a "Piggyback Registration"), all of the Registrable Securities specified in a written request or requests, made within 20 calendar days after receipt of such written notice from the Company, by any Stockholder or Stockholders. However, the Company may, without the consent of the Stockholders, withdraw such registration statement prior to its becoming effective if the Company, in good faith, has elected to abandon its proposal to register the securities proposed to be registered thereby.

          (b) Underwriting. If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders in writing or as a part of the written notice given pursuant to Section 3(a). In such event the right of any Stockholder to registration pursuant to Section 3(a) shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and any other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Stockholders (except those Stockholders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated first to the Company and then to all selling stockholders, including the Stockholders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included.

          (c) No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Stockholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Stockholders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

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     4. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 3 hereof, the Company will keep each Stockholder reasonably advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense with respect to any registration statement filed pursuant to Section 3, the Company will use its reasonable best efforts to:

          (a) prepare and file with the SEC with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its reasonable commercial efforts to cause such registration statement to become and remain effective at least for a period ending with the first to occur of (i) the sale of all Registrable Securities covered by the registration statement, (ii) the availability under Rule 144 for the Stockholder to immediately, freely resell without restriction all Registrable Securities covered by the registration statement, and (iii) one year (in the case of a registration on Form S-1 or Form SB-2; provided, however, that if the Company files a registration on Form S-1 or Form SB-2 and subsequently becomes eligible to use Form S-3, it may file a post-effective amendment to such Form S-1 or Form SB-2 on Form S-3 prior to the end of such one-year period and use its reasonable commercial efforts to cause such registration statement as amended to become and remain effective for a total of two years) or two years (in the case of a registration on Form S-3) after a registration statement filed pursuant to
     Section 3(a) is declared effective by the SEC or 90 days after a firm commitment underwritten Piggyback Registration is declared effective by the SEC (in either case, the "Effectiveness Period"); provided that no later than five business days before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall (i) furnish to the underwriters, if any, and to one counsel ("Stockholders' Counsel") selected by the Stockholders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed (excluding any exhibits other than applicable underwriting documents), in substantially the form proposed to be filed, which documents shall be subject to the review of the underwriters and such counsel, and (ii) notify each Stockholder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period (but in any event at least until expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish, without charge, to each Stockholder and each underwriter, if any, of Registrable Securities covered by such registration statement one (1) signed copy of such registration statement (excluding any exhibits thereto other than applicable underwriting documents), each amendment and supplement thereto (including one (1) conformed copy to each Stockholder and one (1) signed copy to each managing underwriter and in each case including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Stockholders may request, in conformity with

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     the requirements of the Securities Act, and such other documents as such
     Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder, but only during the Effectiveness Period;

          (d) use its best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Stockholder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (e) immediately notify the managing underwriter, if any, and each Stockholder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Stockholder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; and

          (f) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such registration statement, and make available to its Stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

Each Stockholder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(e) hereof or of the commencement of an Blackout Period, such Stockholder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Stockholder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4(b) hereof shall be extended by the greater of (i) ten business days or (ii) the number of days

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during the period from and including the date of the giving of such notice pursuant to Section 4(e) hereof to and including the date when each Stockholder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 4(e) hereof.

     5. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing, stock exchange and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent accountants, and the reasonable fees and disbursements of one Stockholders' Counsel; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided above in this
Section 5 and Section 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Stockholder of Registrable Securities.

     6. Assignment of Rights. No Stockholder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Stockholder may assign its rights under this Agreement without such restrictions to a Family Member.

     7. Information by Stockholder. The Stockholder or Stockholders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Stockholder or Stockholders and the distribution proposed by such Stockholder or Stockholders as the Company may request in writing.

     8. Indemnification.

          (a) In the event of the offer and sale of Registrable Securities held by Stockholders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other Person, if any, who controls or is under common control with such Stockholder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Stockholder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Stockholder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Stockholder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Stockholder.

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          (b) The Company may require as a condition to including any
     Registrable Securities to be offered by a Stockholder in any registration statement filed pursuant to this Agreement, the Company shall have received an agreement from such Stockholder to be bound by the terms of this Section 8, including an undertaking reasonably satisfactory to it from such Stockholder, to indemnify and hold the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Stockholder as a Stockholder of the Company furnished to the Company; provided, however, that such indemnity agreement found in this Section 8(b) shall in no event exceed the gross proceeds from the offering received by such Stockholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Stockholder of such shares.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
     Section 8(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

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          (d) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Section 8(a), the indemnification required by Section 8(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

          (e) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of fraudulent misrepresentation.

          (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 8 (with appropriate modifications) shall be given by the Company and each Stockholder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     9. Miscellaneous

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company's obligations under this Agreement.

          (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

          (d) Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as

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     may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

            If to the Company:             Olympic Resources Ltd.
                                           1600 Huntington Drive
                                           South Pasadena, California
                                           Attention:  President
                                           Telefax: (760) 943-3938

            If to the Stockholders:        To each Stockholder at the address
                                           set forth on Exhibit A and Exhibit B

            with a copy to:                Thompson & Knight LLP
                                           333 Clay Street, Suite 3300
                                           Houston, Texas 77002
                                           Attention: Dallas Parker
                                           Telefax: (832) 397-8110

or at such other address as any party shall have furnished to the other parties in writing.

          (e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Stockholder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement, or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Stockholders of an 80% majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver.

     This Registration Rights Agreement is hereby executed as of the date first above written.


                           COMPANY:

                           OLYMPIC RESOURCES LTD.



                           By:
                               -------------------------------------------------
                               Daryl Pollock, President




                           FORMER WHITTIER STOCKHOLDERS:

                           The Stockholders listed on Exhibit A attached hereto

                           By their Attorney,
                           WHITTIER ENERGY COMPANY



                           By:
                              --------------------------------------------------
                              Bryce W. Rhodes, Vice President


                           PRINCIPAL STOCKHOLDERS:

                           The Stockholders listed on Exhibit B attached hereto

                           By their Attorney,
                           OLYMPIC RESOURCES LTD.



                           By:
                              --------------------------------------------------
                              Daryl Pollock, President


                                                             EXHIBIT A

                                                   FORMER WHITTIER STOCKHOLDERS

                                                                                                          Olympic
                                                                                                          Common
                                                                           Olympic        Olympic          Fully
      Shareholder                                   Shares        %       Preferred       Common          Diluted
      -----------                                   ------        -       ---------       ------          -------

1.    Adam J. Rhodes 1981 Trust                         1,980   1.98%           1,980       1,571,985     1,690,785
      Adam J. Rhodes, Co-Trustee
      805 Park Hill Lane
      Santa Barbara, CA 93108

2.    Amanda Duff 1988 Trust                            1,489   1.49%           1,489       1,182,164     1,271,504
      Amanda Duff, Co-Trustee
      601 Belmont Ave. E., Apt. E-7
      Seattle, WA 98102

            copy:
            Arlo G. Sorensen
            2015 Paseo Del Sol
            Palos Verdes Estates, CA 90274

3.    Anne E. Wright 1972 Trust                           240   0.24%             240         190,544       204,944
      Anne E. Wright, Trustee
      13407 Thoroughbred Loop
      Grass Valley, CA 95949

4.    Bobbi L. Osborn 1986 Trust                           25   0.02%              25          19,716        21,206
      Whittier Trust Company, Trustee
      1600 Huntington Drive
      South Pasadena, CA 91030

5.    Brett E. Hodges 1977 Trust                        1,310   1.31%           1,310       1,040,051     1,118,651
      Brett E. Hodges, Trustee
      4425 Via Esperanza
      Santa Barbara, CA 93110

6.    Brian E. Whittier 1979 Trust as Amended             648   0.65%             648         514,468       553,348
      Brian E. Whittier, Co-Trustee
      4901 Boulder Run Road
      Hillsoborough, NC 27278

7.    Brian M. Hodges 1982 Trust                        1,235   1.24%           1,235         980,506     1,054,606
      Brian M. Hodges, Co-Trustee
      1482 East Valley Road #B213
      Santa Barbara, CA 93108


8.    Bryce W. Rhodes 1975 Trust                        1,533   1.53%           1,533       1,217,097     1,309,077
      Bryce W. Rhodes, Trustee
      P. O. Box 744
      Rancho Santa Fe, CA 92067


                                                                 A-1


                                                                                                              Olympic
                                                                                                              Common
                                                                                Olympic          Olympic      Fully
      Shareholder                                      Shares        %         Preferred         Common       Diluted
      -----------                                      ------        -         ---------         ------       -------

9.    Byron Erkenbrecher IV 1993 Trust                    259      0.26%             259         205,893       221,453
      Byron Erkenbrecher IV, Trustee
      9833 N. Sedona Circle
      Fresno, CA 93720

10.   Cheyenna L. Whittier 1999 Trust                   1,117      1.12%           1,117         887,020       954,055
      Amended & Restated
      Cheyenna L. Whittier, Co-Trustee
      P. O. Box 908
      Sagle, ID 83860

11.   Cheyenna Whittier 1991 Trust FBO Grey                75      0.07%              75          59,148        63,618
      Whittier
      Whittier Trust Co. of Nevada, Inc., Trustee
      100 W. Liberty St., Ste. 890
      Reno, NV 89501-1952

12.   Cynthia E. Owens 1993 Trust                         259      0.26%             259         205,893       221,453
      Cynthia E. Owens, Trustee
      1912 Cobbler Court
      Modesto, CA  95355

13.   David S. Erkenbrecher 1993 Trust                    259      0.26%             259         205,893       221,453
      David S. Erkenbrecher, Trustee
      3708 Goyen Court
      Modesto, CA 95356

14.   Deborah S. Babcock Rev 1977 Trust                   636      0.64%             636         504,941       543,101
      Deborah S. Babcock, Trustee
      1446 Hillcrest Ave.
      Pasadena, CA  91106-4503

15.   Donald A. Whittier 1949 Trust                     1,489      1.49%           1,489       1,182,164     1,271,504
      Whittier Trust Company, Trustee
      1600 Huntington Dr.
      South Pasadena, CA  91030


16.   Donald A. Whittier 1989 Trust                       648      0.65%             648         514,468       553,348
      Donald A. Whittier, Co-Trustee
      P. O. Box 742
      Chapel Hill, NC 27514

17.   Donald Whittier 1966 Trust #1 FBO Anne E.           298      0.30%             298         236,592       254,472
      Wright
      Whittier Trust Company, Trustee
      1600 Huntington Dr.
      South Pasadena, CA  91030

                                                                   A-2



                                                                                                              Olympic
                                                                                                               Common
                                                                             Olympic           Olympic         Fully
      Shareholder                                      Shares        %       Preferred          Common         Diluted
      -----------                                      ------        -       ---------          ------         -------

18.   Donald Whittier 1966 Trust #1 FBO Mary E.           298      0.30%             298         236,592       254,472
      Mary E. Stradinger
      Whittier Trust Company, Trustee
      1600 Huntington Dr.
      South Pasadena, CA  91030

19.   Donald Whittier 1980 Trust FBO Mary A.              149      0.15%             149         118,296       127,236
      Whittier
      Whittier Trust Co. of Nevada, Inc.,
      Co-Trustee
      100 W. Liberty St., Ste. 890
      Reno, NV 89501-1952

20.   Donna Solaini Coffin 1996 (1978) Trust              636      0.64%             636         504,941       543,101
      Donna Solaini Coffin, Co-Trustee
      644 Timber Lane
      Lake Forest, IL 60045

21.   Emery W. Rhodes 1981 Trust                        1,607      1.61%           1,607       1,275,848     1,372,268
      Emery W. Rhodes, Co-Trustee
      814 E. Highland Drive
      Seattle, WA 98102

22.   Fort Whittier Limited Partnership                 4,940      4.94%           4,940       3,922,022     4,218,422
      c/o Peter Whittier
      P. O. Box 165
      Deer Harbor, CA 98243

23.   Gale R. Whittier-Ferguson 1991 Rev Trust            648      0.65%             648         514,468       553,348
      Gale R. Whittier-Ferguson,Co-Trustee
      5 Harvard Place
      Ann Arbor, MI 48104


24.   Helen W. Woodward 1966 Trust FBO Marcia W.        5,449      5.45%           5,449       4,326,133     4,653,073
      Constance
      Whittier Trust Company, Trustee
      1600 Huntington Dr.
      South Pasadena, CA  91030

25.   Jessica L. Boshears 1989 Trust                       25      0.02%              25          19,716        21,206
      Whittier Trust Company, Trustee
      1600 Huntington Drive
      South Pasadena, CA 91030

26.   Joan S. Draper Rev. 1981 Trust                      636      0.64%             636         504,941       543,101
      Joan S. Draper, Trustee
      The Manor House
      Barford St. Martin, Salisbury
      Wiltshire SP3 4RH

                                                                  A-3


                                                                                                              Olympic
                                                                                                               Common
                                                                             Olympic           Olympic         Fully
      Shareholder                                      Shares        %       Preferred          Common         Diluted
      -----------                                      ------        -       ---------          ------         -------
            copy:
            Martin Hughes
            Hughes Capital Management
            22535 Calipatria Drive
            Calabasas, CA 91302

27.   Joanne W. Blokker Trust Dtd. 02/08/01             1,800      1.80%           1,800       1,429,077     1,537,077
      Joanne W. Blokker, Trustee
      450 Whiskey Hill Road
      Woodside, CA 94062

28.   Joanne W. Blokker 1966 Trust #2                   1,489      1.49%           1,489       1,182,164     1,271,504
      Whittier Trust Company, Trustee
      1600 Huntington Dr.
      South Pasadena, CA  91030

29.   Katherine S. Barnard 1991 Trust                     636      0.64%             636         504,941       543,101
      Katherine S. Barnard, Trustee
      1929 Edgewood Drive
      South Pasadena, CA 91030

30.   Kimberly W. Williams 2000 Trust (1977)            1,489      1.49%           1,489       1,182,363     1,271,718
      Kimberly W. Williams, Trustee
      1801 Woody Granite Road
      Bakersfield, CA 93308

31.   Laddia A. Whittier 1966 Trust                     1,489      1.49%           1,489       1,182,164     1,271,504
      Capital Guardian Trust Co., Trustee
      c/o Ralph Welton
      50 West Liberty St., Ste. 980
      Reno, NV 89501

            copy:
            John Sherwood, Sr., Esq.
            Peterson Russell Kelly
            P. O. Box 1800
            Bellevue, WA 98009-1800

32.   Laddia A. Whittier 1981 Trust                     4,940      4.94%           4,940       3,922,022     4,218,422
      c/o Ralph Welton
      Capital Guardian Trust Co.
      50 West Liberty St., Ste. 980
      Reno, NV 89501

            copy:
            John Sherwood, Sr., Esq.
            Peterson Russell Kelly
            P. O. Box 1800
            Bellevue, WA 98009-1800

                                                                 A-4





                                                                                                              Olympic
                                                                                                               Common
                                                                             Olympic           Olympic         Fully
      Shareholder                                      Shares        %       Preferred          Common         Diluted
      -----------                                      ------        -       ---------          ------         -------

33.   Laura-Lee W. Woods 1966 Trust                     4,468      4.47%           4,468       3,547,286     3,815,366
      Whittier Trust Company
      1600 Huntington Drive
      South Pasadena, CA 91030

34.   Laura-Lee W. Woods 1992 Trust                     4,920      4.92%           4,920       3,906,143     4,201,343
      Whittier Trust Company
      1600 Huntington Drive
      South Pasadena, CA 91030

35.   Laure Woods Kastanis 1983 (1999) Trust              372      0.37%             372         295,343       317,663
      Laure Woods Kastanis, Co-Trustee
      1240 Westridge Drive
      Portola Valley, CA 94028

36.   Leland W. Woods 1979 Trust                          372      0.37%             372         295,343       317,663
      Leland W. Woods, Co-Trustee
      14121 Matney Road
      Klamath Falls, OR 97603-9768

37.   Liana M. Osborn 1986 Trust                           25      0.02%              25          19,716        21,206
      Whittier Trust Company, Trustee
      1600 Huntington Drive
      South Pasadena, CA 91030

38.   Mary E. Stradinger 1973 Trust                       480      0.48%             480         381,088       409,888
      Mary E. Stradinger, Trustee
      13220 Thoroughbred Loop
      Grass Valley, CA  95949

39.   N. Paul Whittier 1966 Trust FBO Peter             1,489      1.49%           1,489       1,182,164     1,271,504
      Whittier
      Whittier Trust Co. of Nevada, Inc.
      100 W. Liberty St.,  Ste. 890
      Reno, NV 89501-1952

40.   Olive Whittier Tr FBO Amanda W. Duff                372      0.37%             372         295,541       317,876
      Whittier Trust Co. of Nevada, Inc.
      100 W. Liberty St., Ste. 890
      Reno, NV 89501-1952

41.   Olive Whittier Tr FBO Paul M. Whittier              372      0.37%             372         295,541       317,876
      Whittier Trust Co. of Nevada, Inc.
      100 W. Liberty Street, Ste. 890
      Reno, NV 89501-1952

42.   Paul M. Whittier 1989 Trust                       1,489      1.49%           1,489       1,182,164     1,271,504
      Whittier Trust Co. of Nevada, Inc., Trustee
      100 W. Liberty Street, Ste. 890
      Reno, NV 89501-1952

                                                                   A-5



                                                                                                              Olympic
                                                                                                               Common
                                                                             Olympic           Olympic         Fully
      Shareholder                                      Shares        %       Preferred          Common         Diluted
      -----------                                      ------        -       ---------          ------         -------

43.   Robert J. Woods, Jr. 1992 Trust                   4,920      4.92%           4,920       3,906,143     4,201,343
      Robert J. Woods, Jr., Co-Trustee
      10801 Ambazac Way
      Los Angeles, CA 90077


44.   Sharon W. Bradford Trust Dtd. 01/23/03            1,384      1.38%           1,384       1,098,802     1,181,842
      Sharon W. Bradford, Co-Trustee
      9 Cloud View Road
      Sausalito, CA 94965

45.   Terry Joyner 1975 Trust                           1,384      1.38%           1,384       1,098,802     1,181,842
      Terry Whittier, Trustee
      4516 - 55th Ave. N.W.
      Seattle, WA 98105

46.   Whittier Ventures LLC                            35,751     35.75%          35,751      28,383,843    30,528,903
      1600 Huntington Dr.
      South Pasadena, CA  91030

47.   Winifred W. Rhodes 1981 Trust                     2,470      2.47%           2,470       1,961,011     2,109,211
      Winifred W. Rhodes, Co-Trustee
      2015 Bayside Drive
      Corona Del Mar, CA 92625

                                                      100,000    100.00%         100,000      79,393,161    85,393,161



                                                                  A-6


                                                             EXHIBIT B

                                                      PRINCIPAL STOCKHOLDERS


----------------------------------------- ---------------------------- ----------------------- -----------------------
                                           # of Common Shares still
            Name and Address               restricted under Rule 144     # of Stock Options        # of Warrants
            ----------------               -------------------------     ------------------        -------------
----------------------------------------- ---------------------------- ----------------------- -----------------------
Patrick Forseille
501 - 1170 Harwood Street                             Nil                     125,000                  55,000
Vancouver, B.C.
V6E 1R8
----------------------------------------- ---------------------------- ----------------------- -----------------------
Kenneth Friedman
26 Willow Lane                                        Nil                     100,000                   Nil
Blackhawk, Colorado
USA80422
----------------------------------------- ---------------------------- ----------------------- -----------------------
Daryl Pollock
2927 Tower Hill                                   54,307 (1)                  650,000                 592,500
West Vancouver, B.C.
V7V 4W6
----------------------------------------- ---------------------------- ----------------------- -----------------------
John Pierce
13556 - 18th Avenue                                   Nil                     350,000                   Nil
Surrey, B.C.
V4A 1W3
----------------------------------------- ---------------------------- ----------------------- -----------------------
Bev Funston
#239 - 989 Lytton Street                              Nil                      85,000                  10,000
North Vancouver, B.C.
V7H 2A6
----------------------------------------- ---------------------------- ----------------------- -----------------------
Peter Jensen
4656 Hoskins Road                                     Nil                      75,000                  62,500
North Vancouver, B.C.
V7K 2R1
----------------------------------------- ---------------------------- ----------------------- -----------------------
Peter Jensen & Peggy Jensen
4656 Hoskins Road                                     Nil                       Nil                    40,000
North Vancouver, B.C.
V7K 2R1
----------------------------------------- ---------------------------- ----------------------- -----------------------
441824 B.C. Ltd.
(beneficial owner Mike Lathigee)                      Nil                      50,000                   Nil
#241 - 2906 W. Broadway
Vancouver, B.C.
V6K 1G8
----------------------------------------- ---------------------------- ----------------------- -----------------------
Malcolm Bell
4170 Ripple Road                                      Nil                     110,000                  50,000
West Vancouver, B.C.
V7V 3L2
----------------------------------------- ---------------------------- ----------------------- -----------------------
Harvey Smith
3164 Fairmont Road                                    Nil                      75,000                  5,000
North Vancouver, B.C.
V7R 2W6
----------------------------------------- ---------------------------- ----------------------- -----------------------
Andrew McConnell
336 Queens Drive,                                     Nil                      30,000                  20,000
South, Newark, Ohio
USA  43055
----------------------------------------- ---------------------------- ----------------------- -----------------------
Alex Montano
10148 Merchant Avenue                                 Nil                     150,000                   Nil
Tustin, California, USA
92620
----------------------------------------- ---------------------------- ----------------------- -----------------------

                                                                B-7




----------------------------------------- ---------------------------- ----------------------- -----------------------
                                           # of Common Shares still
            Name and Address               restricted under Rule 144     # of Stock Options        # of Warrants
            ----------------               -------------------------------- ----------------------- -----------------------
----------------------------------------- ---------------------------- ----------------------- -----------------------
Phil McPherson                                        Nil                      75,000                   Nil
13201/2West Balboa Blvd.
Newport Beach, California
USA  92663
----------------------------------------- ---------------------------- ----------------------- -----------------------
Wendy Pollock
2927 Tower Hill                                       Nil                       Nil                   125,000
West Vancouver, B.C.
V7V 4W6
----------------------------------------- ---------------------------- ----------------------- -----------------------
556369 B.C. Ltd.
(beneficial owner - Daryl Pollock)                  150,000                     Nil                   225,000
2927 Tower Hill
West Vancouver, B.C.
V7V 4W6
----------------------------------------- ---------------------------- ----------------------- -----------------------
Jonway Investments Corp.
(beneficial owner - John Pierce)                      Nil                       Nil                   327,500
13556 - 18th Avenue
Surrey, B.C.
V4A 1W3
----------------------------------------- ---------------------------- ----------------------- -----------------------
S & P Admin Services
(beneficial owners - Daryl Pollock and              100,000                     Nil                   100,000
Rahoul Sharan)
525 - 999 W. Hastings St.
Vancouver, B.C.
V6C 2W2
----------------------------------------- ---------------------------- ----------------------- -----------------------
Wealthbuilders Investment Club
(Need Address)                                        Nil                       Nil                   250,000
----------------------------------------- ---------------------------- ----------------------- -----------------------
Barry Jackson
(Need Address)                                        Nil                       Nil                   312,500
----------------------------------------- ---------------------------- ----------------------- -----------------------
Nathan Blumberg
(Need Address)                                        Nil                       Nil                    62,500
----------------------------------------- ---------------------------- ----------------------- -----------------------
Roy Gould
(Need Address)                                        Nil                       Nil                    37,500
----------------------------------------- ---------------------------- ----------------------- -----------------------
Bruce McLeod
(Need Address)                                        Nil                       Nil                    25,000
----------------------------------------- ---------------------------- ----------------------- -----------------------
R. Clifford Wyatt
6045 Eagleridge Drive                                 Nil                       Nil                    50,000
West Vancouver, B.C.
V6W 1W7
----------------------------------------- ---------------------------- ----------------------- -----------------------
Robert McKay
7060 Woodcrest Place                                  Nil                       Nil                    40,000
Delta, B.C.
V4E 2P2
----------------------------------------- ---------------------------- ----------------------- -----------------------
Dr. Rupert Perrin
2412 Driftwood Drive                                  Nil                       Nil                    60,000
Las Vegas, Nevada
USA  89107
----------------------------------------- ---------------------------- ----------------------- -----------------------


(1) This figures has been reduced from 205,000 to 54,307 as Mr. Pollock would be able to sell 150,693 shares of common stock within a three month period under Rule 144(e) without restriction. Therefore, 54,307 shares of common stock in his personal name along with the shares of common stock beneficially owned by Mr. Pollock will remain restricted.

                                                              B-8